UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) supplements the information disclosed by Orion Group Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed on April 12, 2022 (the “Original Form 8-K”), relating to the appointment of Austin J. Shanfelter as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. The sole purpose of this Amendment is to supplement the Original 8-K with information relating to Mr. Shanfelter’s compensation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved an annualized base salary of $725,000 while Mr. Shanfelter serves as Interim Chief Executive Officer and Interim Chief Financial Officer, which is the same base salary paid to Mark R. Stauffer, the former President, Chief Executive Officer, and Interim Chief Financial Officer. In addition, the Compensation Committee approved an annualized Executive Chair fee of $600,000 payable to Mr. Shanfelter contingent upon providing transition services during any transition period following the hiring of a permanent chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

By: /s/ Austin J. Shanfelter

Austin J. Shanfelter

Interim Chief Executive Officer

Date: July 13, 2022